Exhibit 99.1

Authentidate Announces AEON’s audited results for the year ended December 31, 2015

2015 Revenue of $34.85 Million

Net Income of $13.75 Million

EBITDA of $16.36 Million

BERKELEY HEIGHTS, N.J., April 25, 2016 (GLOBE NEWSWIRE) — Authentidate Holding Corp. (NASDAQ;BBT; ADAT), one of the fastest growing clinical labs in North America through its wholly owned subsidiary, Aeon Clinical Laboratories (“AEON”), and a provider of secure web-based revenue cycle management applications and telehealth products and services for healthcare organizations, today announced AEON’s audited results for the year ended December 31, 2015.

On January 27, 2016, Authentidate closed a merger transaction whereby privately-held AEON merged with a wholly-owned subsidiary of Authentidate, creating a combined company focused on delivering innovative solutions that achieve best practices in medicine while raising the standard of healthcare. The financials below reflect the results of AEON as a private company, prior to the completion of the merger.

2015 AEON Financial Highlights

•	Net revenue of $34.85 million - compared to $24.1 million in 2014

•	Net income of $13.75 million - compared to $10.8 million in 2014

•	As adjusted EBITDA of $16.36 million - compared to $11.6 million in 2014

•	As adjusted EBITDA margin of 47%

Richard Hersperger, Chief Executive Officer of Authentidate, stated, “We are pleased that our strong sales capability combined with our state-of-the-art testing services delivered solid revenue growth in 2015 as well as a significant expansion of EBITDA and Net Income. . With the Aeon and Authentidate combination almost complete, we are excited about what we can accomplish over the course of 2016 and beyond.”

Mr. Hersperger continued, “The U.S. diagnostics market is expected to grow to $80 billion by 2020 according to industry analysts. AEON’s strong sales execution and leading toxicology and genetic testing technology positions us to continue our growth. We remain excited about the opportunity to expand genetic testing which represents the future of medicine, as doctors seek to personalize treatments based on the genetics of each patient. We are committed to bringing new, innovative genetic tests to market that set us apart from our competitors and create unique value for our customers, while growing test volumes on the services we offer today.”

PROXY UPDATE

Authentidate will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of stockholders in order to, among other things, obtain stockholder approval for the potential issuance of shares of common stock of Authentidate to the former members of AEON in excess of 19.9% of the issued and outstanding shares of common stock as of the date of the closing of the merger. We expect to hold the special meeting in late May or early June.

About Authentidate Holding Corp.

Authentidate Holding Corp., through its wholly owned subsidiary, AEON Clinical Laboratories, operates a comprehensive clinical laboratory using state of the art testing equipment. Housed in a 28,000 square foot campus, in Gainesville, Georgia, AEON has developed proprietary methodologies that provide market leading urine and oral fluid (saliva) test results. AEON provides four primary tests: Medical Toxicology, Pharmacogenomics, Cancer Genetic Testing, and Molecular Biology. Authentidate is also a provider of secure web-based revenue cycle management applications and telehealth products and services that enable organizations to coordinate patient care and enhance related administrative and clinical workflows.

Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers can easily access our web-based applications thereby utilizing previous investments in systems and technology. Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners. For more information, visit the company’s websites at www.aeonclinical.com and www.authentidate.com

Additional Information and Where to Find it

The issuance of the initial tranche of common stock to the former members of AEON at the closing of the merger in an amount equal to 19.9% of the issued and outstanding shares of common stock of Authentidate on the date of the merger did not require any action on the part of Authentidate’s stockholders. Thereafter, under the terms of the merger agreement, Authentidate will file a proxy statement and related material to obtain stockholder approval of the issuance of all of the common stock in excess of 19.9% of the issued and outstanding shares of common stock of Authentidate potentially issuable to the former AEON members. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Authentidate, AEON, and the proposed issuance of the common stock. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website,

www.sec.gov. In addition, copies of the proxy statement (when they become available) may be obtained free of charge from Authentidate. Security holders may also read and copy any reports, statements and other information filed by Authentidate with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Authentidate, AEON and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed issuance of common stock of Authentidate. Information regarding Authentidate’s and AEON’s directors and executive officers is available in the Authentidate’s Current Report on Form 8-K filed with the SEC on February 1, 2016, Authentidate’s proxy statement relating to the 2015 annual meeting of stockholders filed with the SEC on April 17, 2015 and Authentidate’s proxy statement related to the January 20, 2016 special meeting of stockholders filed with the SEC on December 10, 2015. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Risks and uncertainties for Authentidate, AEON and of the combined company include, but are not limited to: liquidity and trading market for shares following the consummation of the merger; costs associated with the merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to our ability to file an effective proxy statement in connection with the merger and other contemplated transactions; failure to obtain the necessary stockholder approval of the merger and the other contemplated transactions; uncertainties of cash flows and inability to meet working capital needs; and risks associated with the possible failure to realize certain benefits of the merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Authentidate’s or AEON’s ability to control or predict. Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC, and in other filings that Authentidate makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Non-GAAP Information Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

EBITDA, as adjusted; A reconciliation of EBITDA, as adjusted to the mostly comparable GAAP measures as follows;

	12/31/14	12/31/15
Net income	10,824,448	13,753,518

Depreciation	730,464	840,105
Interest	3,355	(4,890)
Taxes	23,250	29,339
Merger related expenses		320,798
Membership interest compensation		1,418,000
EBITDA, as adjusted	11,581,517	16,356,870

Contact:

Media Contacts:

James Carbonara, Hayden IR

James@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR

Brett@haydenir.com or (646) 536-7331